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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DURECT Corporation 2000 Stock Plan and the DURECT Corporation 2000 Employee Stock Purchase Plan of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of DURECT Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young, LLP

Palo Alto, California
April 11, 2002